SERVICES AGREEMENT


                   SERVICES AGREEMENT, dated as of January 1, 1999 (this "Agreement"), between SYNETIC, INC., a Delaware corporation ("Synetic"), and SYNETIC HEALTHCARE COMMUNICATIONS, INC., a Delaware corporation (the "Company").

                   WHEREAS, Synetic, Avicenna Systems Corporation, a Massachusetts corporation ("Avicenna"), and the Company are parties to a certain Formation Agreement, dated as of January 1, 1999, pursuant to which Synetic and Avicenna have transferred (the "Transfer") to the Company, substantially all of Synetic's and Avicenna's assets and liabilities constituting Synetic's healthcare communications business (the "Business");

                   WHEREAS, Synetic is engaged in a variety of businesses and employs personnel, retains consultants and maintains staff departments to provide management, operating and administrative services for such businesses;

                   WHEREAS, prior to the Transfer, the Business has relied on Synetic and certain of its direct and indirect wholly owned subsidiaries for certain management, operating and administrative services;

                   WHEREAS, the Company has requested the continuation of certain management, operating and administrative services now provided by Synetic or one of its subsidiaries to the Business; and

                   WHEREAS, subsequent to the date of this Agreement, Synetic is willing to provide or cause to be provided to the Company for a limited period of time certain management, operating and administrative services with respect to the Business.

                   NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                  THE SERVICES

                   SECTION 1.01. Provision of Services. Subject to the terms and conditions set forth in this Agreement, Synetic shall provide or cause to be provided the administrative services to the Company currently provided by Synetic to the Business, or as shall be necessary. Such services may include payroll, accounting, tax, office, information processing and other similar services.



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                   SECTION 1.02. Covered Services. Synetic shall be obligated to make available the services described in Section 1.01 at the time of execution and throughout the Term (as hereinafter defined) (such services being referred to as the "Services").

                   SECTION 1.03. Term and Termination. Synetic shall continue to make each Service available through the end of the Term or, if earlier, until canceled by the Company by written notice to Synetic.

                   Notwithstanding the foregoing:

                   (a)      this Agreement may be terminated:

                            (i) by Synetic, at any time, not less than 60 days
                   after delivery of notice to the Company, in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from Synetic specifying the nature of such default or breach; or

                            (ii) by the Company, at any time, not less than 60
                   days after delivery of notice to Synetic, in the event that Synetic shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from the Company specifying the nature of such default or breach; or

                            (iii) by either party, immediately upon delivery of
                   notice to the other party, in the event that such other party
                   (x) requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt or
                   (y) shall have assigned or transferred to any third party any of its rights or obligations hereunder except in accordance with Section 4.07; or

                            (iv) by Synetic, at any time, if Synetic ceases to
                   own more than 50% of the voting stock of the Company; and

                   (b) this Agreement shall terminate five years from the date of this Agreement (the "Term") and thereafter shall be of no further force and effect, except nothing herein shall relieve either party hereto from liability for any willful breach hereof.

                   SECTION 1.04. Reimbursement for Services. (a) In full compensation for the Services, the Company shall reimburse Synetic for the actual costs to Synetic of providing such Services quarterly within thirty (30) days after receipt of Synetic's invoice therefor. Each invoice shall set forth the calculation of the costs upon which the amount to be reimbursed is based, broken down by the Services rendered during the quarter to which such invoice relates. If


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the Company has any objection to the amount of any invoice, it shall nevertheless pay such invoice in full, but may thereafter cause Synetic's records with respect thereto to be audited in accordance with this Section. Synetic shall cooperate fully in such audit by providing all appropriate records and making its officers, employees, agents and consultants reasonably available during regular business hours without charge to the Company as may be required in connection with such audit. Following such audit, the parties shall endeavor in good faith to resolve any disagreement with respect to charges hereunder. Upon agreement of the parties, Synetic shall refund promptly to the Company any amounts paid to Synetic in excess of the amounts required hereunder.

                   (b) Synetic shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of all costs to be paid to Synetic by the Company under the terms of this Agreement.

                   SECTION 1.05. Employees. From time to time, Synetic shall designate such of its employees as it sees fit to perform the Services.


                                   ARTICLE II

                                 RESPONSIBILITY

                   SECTION 2.01. Relationship of the Parties. Nothing in this Agreement shall be construed as (a) an assumption by Synetic of any obligation to maintain or increase the sales or profits of the Company or otherwise to assume responsibility for the Company's operations; (b) an assumption by Synetic of any financial obligation of the Company; (c) the creation of any relationship of employment or agency between the Company and employees or consultants of Synetic, its subsidiaries or associated companies; (d) an assumption by Synetic of any responsibility for the work performed by outside suppliers employed by the Company at the suggestion or recommendation of Synetic; or (e) the delegation of any function or authority of the Company to Synetic. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its own employees, and employees of one party shall not be considered employees of the other party. Except as specifically permitted by this Agreement, no party hereto or any of its employees shall have any authority to negotiate, enter into any contract or incur any obligation, on behalf of the other party.

                   SECTION 2.02. Limitation of Liability. Synetic shall have no liability for any losses or damages that the Company may incur as a result of the provision or non-provision of Services except to the extent caused by the gross negligence or wilful misconduct of such person. In no event shall Synetic, its officers, directors, employees, agents, independent contractors, affiliates and stockholders be liable for any consequential or special damages


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suffered by the Company as a result of any representations, actions or inactions by any person or entity in respect of its obligations hereunder.


                                   ARTICLE III

                                  FORCE MAJEURE

                   SECTION 3.01. No Default for Event of Force Majeure. Neither party to this Agreement shall be considered in default in the performance of its obligations under this Agreement or be liable in damages or otherwise for any failure or delay in performance which is due to strikes, lockouts, concerted acts of workers or other industrial disturbances, fires, explosions, floods or other natural catastrophes, civil disturbance, riots or armed conflict (whether declared or undeclared), which is beyond the control of the party affected (and such event or occurrence, an "Event of Force Majeure"). Neither party to this Agreement shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of workers.

                   SECTION 3.02. Written Notice. A party can only claim an Event of Force Majeure as an excuse from its performance hereunder if such claiming party has given written notice to the other party of such claim and if the claiming party makes a continuing and good faith effort to lessen or avoid the effects of such event of force majeure on the other party. Notwithstanding any other provision of this Agreement, a claiming party shall be liable for such failure or delay in the performance of its obligations to the extent that such failure or delay was caused by the fault or negligence of the claiming party.


                                   ARTICLE IV

                                  MISCELLANEOUS

                   SECTION 4.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                   SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):


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               (a)     if to Synetic:

                       Synetic, Inc.
                       669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                       Telecopy No.: (201) 703-3401
                       Attention: General Counsel

                       with a copy to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, NY 10022
                       Telecopy No.: (212) 848-7179
                       Attention: Creighton O'M Condon, Esq.

               (b)     if to the Company:

                       c/o Synetic, Inc.
                       669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                       Telecopy No.: (201) 703 3401
                       Attention: General Counsel

                       with a copy to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, New York 10022
                       Telecopy No.:  (212) 848-7179
                       Attention: Creighton O'M Condon, Esq.


               SECTION 4.03. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.


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                   SECTION 4.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               SECTION 4.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

               SECTION 4.07. Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party) except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

               SECTION 4.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               SECTION 4.09. Relationship of the Parties. The parties hereto are independent contractors and neither party is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a party hereto be deemed to be employees of the other party for any purpose. Neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner or joint venturer of the other.

                   SECTION 4.10. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

                   SECTION 4.11. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York State or federal court sitting in the


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City of New York, County of Manhattan, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

               SECTION 4.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               SECTION 4.14. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.





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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatory thereunto duly authorized as of the date first above written.

                                    SYNETIC, INC.



                                    By _____________________________________
                                         Name:
                                        Title:


                                    SYNETIC HEALTHCARE COMMUNICATIONS, INC.



                                    By _____________________________________
                                         Name:
                                        Title: